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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Pioneer-Standard Electronics, Inc. for the registration of 1,000,000 common shares of Pioneer-Standard Electronics, Inc. and to the incorporation by reference of our reports dated May 5, 1998, with respect to the consolidated financial statements and schedule of Pioneer-Standard Electronics, Inc. incorporated by reference and included in its Annual Report (Form 10-K), as amended, for the year ended March 31, 1998, filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young LLP


                                           ERNST & YOUNG LLP

Cleveland, Ohio
March 10, 1999